UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 12, 2014, Addus HomeCare Corporation (the “Corporation”) issued a press release announcing its earnings for the fiscal quarter and year ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As a result of the Corporation’s increased stock price and overall market value as of the end of the second quarter of 2013, the Corporation became subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Accordingly, the Corporation is now required to have an audit of its internal controls over financial reporting. The Corporation believes material weaknesses in internal controls over financial reporting existed as of December 31, 2013, principally related to general controls over its information technology, including user access and change management activities and to overall controls related to its payroll system and related processes. The Corporation intends to engage an expert consultant to assist in enhancing the controls over its information technology and is currently planning the implementation of a new payroll system that will address the control issues in that area. The Corporation will report such material weakness in Item 9A of its Annual Report on Form 10-K for the period ended December 31, 2013. The Corporation does not believe that the material weaknesses will impact the accuracy of the Corporation’s financial statements to be reported in its Annual Report on Form 10-K for the period ended December 31, 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press release of Addus HomeCare Corporation dated March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: March 12, 2014	By:	/s/ Dennis Meulemans
	Name:	Dennis Meulemans
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Addus HomeCare Corporation dated March 12, 2014.